UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Alarm.com Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2026
To our stockholders:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. to be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time at our headquarters located at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2025 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in Alarm.com Holdings, Inc.
Sincerely,
Stephen Trundle
Chief Executive Officer and Director
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2026
To the Stockholders of Alarm.com Holdings, Inc.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, for the following purposes:
1.
To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting was April 7, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the Annual Meeting for any legally valid purpose at our corporate headquarters at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
By Order of the Board of Directors,
Daniel Ramos
Corporate Secretary
Tysons, Virginia
April 23, 2026

i

ALARM.COM HOLDINGS, INC.
8281 Greensboro Drive, Suite 100
Tysons, Virginia 22102
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is soliciting my vote?
We are providing you with these proxy materials because the Board of Directors of Alarm.com Holdings, Inc. (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time at the Company’s principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
Do I need to attend the Annual Meeting to vote?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through Internet or by mail, and your votes will be cast for you at the Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are being distributed and made available on or about April 23, 2026. As used in this Proxy Statement, references to “we,” “us,” “our,” “Alarm.com” and the “Company” refer to Alarm.com Holdings, Inc. and our consolidated subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how you may access and review the proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, Proxy Statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to you by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 23, 2026 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2025 will be made available to stockholders on the Internet on April 23, 2026.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 3, 2026 at 9:00 a.m. Eastern Time at our principal executive offices, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Directions to the Annual Meeting may be found at https://web.viewproxy.com/ALRM/2026. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 7, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 49,399,085 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 7, 2026, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 7, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:
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Election of eight (8) directors to hold office until the 2027 Annual Meeting of Stockholders (Proposal 1);

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Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); and

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Advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How can I vote?
You may either vote “FOR” or “AGAINST” or abstain from voting on all the proposed nominees to the Board and each of the Proposals 2 and 3. Proxies cannot be voted for a greater number of persons than the eight nominees to the Board named in this Proxy Statement.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote over the telephone, dial toll-free 1-866-402-3905 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

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To vote through the Internet, go to www.fcrvote.com/ALRM to complete an electronic proxy card. You will be asked to provide the control number from the Notice.

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To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote: by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 7, 2026.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all eight nominees for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and “FOR” the advisory approval of executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our shareholder engagement process, and we may pay them an estimated fee of $21,000 plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may grant a subsequent proxy by telephone or through the Internet.

•
You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

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You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

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You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Proposals for Inclusion in Our 2027 Proxy Materials (SEC Rule 14a-8)
Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), permits shareholders to submit proposals for inclusion in our proxy materials if the shareholders and the proposals meet the specified requirements. To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 24, 2026, to our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, and you must comply with all applicable requirements of Rule 14a-8.
Other Proposals or Nominations to Be Brought Before Our 2027 Annual Meeting (Advance Notice)
Under our Bylaws, any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s proxy materials and is instead sought to be presented directly at the next year’s annual meeting must follow certain procedures. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2027 Annual Meeting of Stockholders must be received in writing by our Corporate Secretary at our principal executive offices not later than the close of business on March 5, 2027 nor earlier than the close of business on February 3, 2027. However, if we hold our 2027 Annual Meeting of Stockholders more than 30 days before or after June 3, 2027 (the one-year anniversary date of the 2026 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy materials must be received not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the advance notice procedure as described above.
Director Nominations for Inclusion in Our 2027 Proxy Materials (Proxy Access)
Under our Bylaws, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in next year’s proxy materials, then the nominations must be received by our Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, no earlier than November 24, 2026 and no later than December 24, 2026. However, if we hold our 2027 Annual Meeting of Stockholders more than 30 days before or more than 60 days after June 3, 2027 (the one-year anniversary date of the 2026 Annual Meeting of Stockholders), then timely notice of a stockholder director nominee to be included in our proxy materials must be received not earlier than the close of business on the 165th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 135th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposals 1, 2, and 3 votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1). Abstentions will have the same effect as “Against” votes on Proposals 2 and 3 and will have no effect on Proposal 1. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for any of those proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and we, therefore, expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors
“FOR” votes from the holders of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors
A majority of votes cast means that each of the eight nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board
			No effect	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)
3	Advisory vote to approve the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter	Against	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 49,399,085 shares outstanding and entitled to vote. Thus, the holders of 24,699,544 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 —
ELECTION OF DIRECTORS
The Board presently has eight members. All current directors have been nominated for re-election at the Annual Meeting by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal.
Directors will hold office until his or her successor will be duly elected and qualified, or if earlier, such director’s death, resignation, retirement, disqualification or removal. All current directors were previously elected at the 2025 Annual Meeting with terms expiring at the 2026 Annual Meeting. Accordingly, each of the eight directors has been nominated for a one year term expiring at the 2027 Annual Meeting of Shareholders.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our then-current directors attended the 2025 Annual Meeting of Stockholders in person.
Vote Required
Directors are elected by a majority of the votes cast at the Annual Meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the eight nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board; abstentions will have no effect. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the eight nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees
The following is a brief biography of each nominee for director, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
Donald Clarke, age 66, has served as a member of our Board since May 2014. Since December 2016, Mr. Clarke has served as a member of the board of directors of Commerce.com, Inc. (formerly BigCommerce Holdings, Inc.), a publicly traded ecommerce platform provider. From January 2014 through December 2021, Mr. Clarke served as the Chief Financial Officer for Plex Systems, Inc., a privately held cloud technology company, and previously also held the position of its interim Chief Executive Officer from October 2017 through November 2018. Prior to joining Plex, from March 2008 to March 2013, he served as the Chief Financial Officer for Eloqua, Inc., a then publicly held marketing automation company. Prior to Eloqua, Mr. Clarke served as Chief Financial Officer or President of several technology companies, including two publicly traded companies. He is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting from Virginia Polytechnic Institute and State University. Our Board believes that Mr. Clarke’s experience in operations, strategy, accounting and financial management at both publicly and privately held companies qualifies him to serve on the Board.
Rear Admiral (Ret.) Stephen Evans, age 60, has served as a member of our Board since February 2021. Admiral Evans retired in 2020 from the United States Navy where he most recently served as Special Advisor to the Commander, Naval Installations. Admiral Evans served as Senior Advisor, Deputy U.S. Military, NATO Military Committee from 2019 to 2020, as Commander, George H. W. Bush Carrier Strike Group from 2017 to 2019, as Commander, Naval Service Training Command from 2015 to 2017 and Senior Military Assistant to the 75th Secretary of the Navy from 2013 to 2015. Prior to that, during his more than twenty years of service in the United States Navy, Admiral Evans held a variety of leadership positions around the globe giving him an in-depth international perspective. Admiral Evans earned a B.A. at The

Citadel a M.A. in National Security Affairs from the U.S. Naval War College and has attended Executive Education programs at Harvard’s John F. Kennedy School, the Massachusetts Institution of Technology, the University of Virginia Darden School of Business and the University of North Carolina Kenan-Flagler Business School. Our Board believes Admiral Evans’ experience in cyber defense, national security, public policy, governmental relations and leadership development qualifies him to serve on the Board.
Cecile B. Harper, age 63, has served as a member of our Board since May 2024. Ms. Harper has served as the Chief Financial Officer and Chief Operating Officer of the College Foundation of the University of Virginia since October 2019. Since 2020, she has served on the board of directors of the investment management firm The Royce Fund. Ms. Harper spent 26 years from December 1993 to September 2019 at Southeastern Asset Management (“Southeastern”), an investment management firm. As a principal at Southeastern, Ms. Harper built the external relationships and internal infrastructure related to the revenue side of the business through the firm’s significant expansion. She was responsible for new client development, client retention and growth, service and communications during her tenure. Before joining Southeastern, Ms. Harper worked in the consulting group at IBM and at McKinsey & Company as a business analyst. Ms. Harper holds an M.B.A. from Harvard Business School and a B.A. from the University of Virginia. Our Board believes that Ms. Harper’s experience in strategic and financial planning, corporate governance and business development qualifies her to serve on the Board.
Timothy McAdam, age 58, has served as chairman of our Board since April 2015 and has served as a member of our Board since July 2012. Mr. McAdam is a General Partner and Senior Advisor of TCV and has been in the technology investing industry since 1991. He currently serves on the board of directors of Vectra, a cybersecurity company; Oversight, an application software company; Perceptyx, a cloud-based software company serving the employment engagement space; Aviatrix, an infrastructure cloud software company; BenchSci, a cloud-based AI software company serving the pharmaceutical vertical; Passport Global, a shipping and logistics software business; and Roofr, a vertical SaaS company focused on the roofing vertical. Mr. McAdam holds a B.A. in Classics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. Our Board believes Mr. McAdam’s experience in building technology companies and his expertise as an investor in such companies qualifies him to serve on the Board.
Darius G. Nevin, age 68, has served as a member of our Board since April 2016. Mr. Nevin is a member of G3 Capital Partners, LLC, a consulting company, which has served as an adviser to private equity firms in the fields of security, telecommunications, and recurring services. He is also a member of G3 Investment Holdings, LLC, a related investment company. Since August 2022, he has been a member of the board of directors of Psychemedics Corporation (OTC Markets: PMDI), the world leader in hair-based drug testing. In April 2025, Mr. Nevin was appointed to the board of directors of AstroNova, Inc., a global leader in data visualization technologies, and serves as its executive chairman. Prior to cofounding G3 Capital Partners, LLC in October 2010, Mr. Nevin was chief financial officer of Protection One, Inc., a then publicly traded security systems monitoring and installation company, from 2001 until June 2010. He served as a director and chairperson of the audit committee of WCI Communities, Inc., a then publicly traded community developer and luxury homebuilder, from July 2013 through its acquisition in February 2017. Mr. Nevin earned an A.B. from Harvard College and an M.B.A. from the University of Chicago Booth School of Business. Our Board believes that Mr. Nevin’s experience in executive management of security monitoring companies and in developing and executing the operating and financing strategies at both publicly and privately held companies and his background in public company financial reporting qualifies him to serve on the Board.
Stephen Trundle, age 57, has served as our Chief Executive Officer since January 2023. He previously served as our President and Chief Executive Officer from May 2003 and has been a member of our Board since October 2003. Previously, Mr. Trundle served in various positions with MicroStrategy Incorporated, including as Vice President of Technology and Chief Technology Officer. Mr. Trundle holds an A.B. in Engineering and an A.B. in Government from Dartmouth College. Our Board believes that Mr. Trundle’s extensive knowledge of our business and prior industry experience with technology qualifies him to serve on the Board.
Timothy J. Whall, age 64, has served as a member of our Board since August 2021. Mr. Whall served as the Chief Executive Officer of ADT Inc. (ADT) from May 2016 until his retirement in November 2018, the President of ADT from May 2016 until September 2017 and as a member of the board of directors of ADT from May 2016 until October 2019. He was also President of Prime Borrower from July 2015 to

March 2018. Previously, Mr. Whall served as the President, Chief Executive Officer and a member of the board of directors of Protection One, Inc. from June 2010 to March 2017. From 1990 to 2010, Mr. Whall served in a variety of roles with SecurityLink, GTCR, ADT, Honeywell, and Stanleyworks. Mr. Whall earned a B.A. in Personnel Management from Michigan State University. Our Board believes that Mr. Whall’s experience in executive management and directorship of companies in the security industry, extensive experience in mergers and acquisitions and his background in public company financial reporting qualifies him to serve on the Board.
Simone Wu, age 61, has served as a member of our Board since February 2020. Ms. Wu served as the Senior Vice President, General Counsel, Corporate Secretary & External Affairs of Choice Hotels International, Inc. from 2015 until her retirement from the role in spring of 2026. She previously served as Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer at Choice Hotels from 2012 to 2015. At Choice Hotels, she led the Legal, Public Policy, Risk Management, and Corporate Secretary functions and additionally managed the Partnership and Procurement Services, Public Policy, and Corporate Events functions at various points in time. Prior to joining Choice Hotels, Ms. Wu served in a variety of roles with XO Communications and its affiliates from 2001 to 2012, including as General Counsel and Corporate Secretary from 2006 to 2012. Earlier in her career, she held a variety of legal and business roles including with AOL and MCI, focusing on both domestic and international matters, and she began her legal career as an associate with Skadden, Arps, Slate, Meagher & Flom, primarily engaged in telecommunications regulatory, transactional, and privatization work. Ms. Wu earned a B.A. in Political Science from the University of Michigan and a J.D. from Columbia University. Our Board believes Ms. Wu’s extensive legal, executive and regulatory experience and expertise, particularly in corporate governance, business development, mergers and acquisitions, joint ventures, risk management, commercial transactions and intellectual property issues, qualifies her to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all directors, except Stephen Trundle, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Trundle is not an independent director by virtue of his employment with us.
Board Leadership Structure
The Board has an independent chair, Mr. McAdam, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for overseeing the risk management activities of management as well as monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Risk assessment reports are periodically provided by management to the Board, and management regularly provides updates to the Board related to legal and compliance risks and cyber security initiatives, including our ability to respond to any cyber-attacks.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors
The Board met four times during 2025. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member.
Board Qualifications and Expertise Matrix
Qualifications and Expertise	1	2	3	4	5	6	7	8
Financial
(Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, results of operations and financial reporting processes.)	X	X	X		X		X	X
Global Business
(Experience driving business success in markets around the world, with an understanding of diverse business environments, economic and political conditions, cultures, and regulatory frameworks, and abroad perspective on global market opportunities.)	X	X	X		X	X	X
Leadership
(Extended leadership experience for a significant enterprise, resulting in a practical understanding of organizations, processes, strategic planning, complex operations and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.)	X	X	X	X	X	X	X	X
Mergers and Acquisitions
(A history of leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.)	X	X			X	X	X	X
Sales and Marketing (Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.)	X	X	X		X			X
Technology and Innovation
(A significant background working in technology, resulting in knowledge of or experience in how to anticipate technological trends, generate disruptive innovation, advance our products and services, and extend or create new business models.)	X	X		X	X		X

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2025 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Donald Clarke	X*
Timothy McAdam		X	X*
Darius G. Nevin	X	X*
Timothy J. Whall	X
Simone Wu		X
Rear Admiral (Ret.) Stephen Evans			X
Stephen Trundle
Cecile B. Harper			X
Total Meetings in 2025	4	5	4

*
Committee Chairman

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:
•
evaluates the performance of and assesses the qualifications of the Company’s independent registered public accounting firm;

•
determines and approves the engagement of the independent registered public accounting firm;

•
determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•
reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law;

•
evaluates the independence of the independent registered public accounting firm;

•
reviews and discusses with management and the independent registered public accounting firm the Company’s guidelines and policies with respect to financial risk management and financial risk assessment;

•
reviews and approves or disapproves transactions between the Company and any related persons;

•
confers with management and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting;

•
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Messrs. Clarke (Chairman), Nevin and Whall. The Audit Committee met four times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that each of Messrs. Clarke, Whall and Nevin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of these members’ level of knowledge and experience based on a number of factors, including formal education and experience as a chief financial officer for publicly and privately held companies for Messrs. Clarke and Nevin and experience as a chief executive officer with financial oversight responsibilities for publicly and privately held companies for Messrs. Clarke and Whall.
Report of the Audit Committee of the Board of Directors
The Audit Committee operates pursuant to a written charter that is available under Corporate Governance on the Investor Relations section of our website: https://investors.alarm.com. The purpose of the Audit Committee is to assist the Board in its oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC.
Management has primary responsibility for the system of internal controls and the financial reporting process. Management is also responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for the fiscal year ended December 31, 2025.
PwC, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
In performing its responsibilities, the Audit Committee has:
•
reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2025;

•
discussed with PwC, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
received the written disclosures and the letter from PwC required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence and has discussed with PwC its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted,
Donald Clarke, Chairman
Darius G. Nevin
Timothy J. Whall
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Messrs. Nevin (Chairman) and McAdam and Ms. Wu. All members of our Compensation Committee are independent (as defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met five times during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•
reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•
evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•
establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change- of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

•
administering our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans and programs;

•
reviewing our human capital strategies, initiatives and programs with respect to our culture, talent, recruitment, retention and employee engagement; and

•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President, Venture HR Operations. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In March 2025, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. (“Compensia”), to perform the services described in “Executive Compensation — Compensation Discussion and Analysis — Role of Compensation Consultant.” The Compensation Committee has assessed Compensia’s independence and determined that Compensia had no conflicts of interest in connection with its provisions of services to the Compensation Committee in fiscal 2025. The selection of Compensia was made without the input or influence of management. Additional information regarding the Compensation Committee’s processes and procedures, including the role of compensation consultants in evaluating the amount or form of executive and director compensation, can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2025 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently or have been at any time officers or employees of the Company. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted,
Darius G. Nevin, Chairman
Timothy McAdam
Simone Wu
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for:
•
identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•
reviewing and evaluating incumbent directors;

•
recommending to the Board for selection candidates for election to the Board;

•
overseeing the Board’s committee structure and operations and making recommendations to the Board regarding the chairpersonship and membership of the committees of the Board;

•
assessing the performance of the Board;

•
reviewing and assessing the Company’s Corporate Governance Guidelines, including the Company’s objectives, strategies, goals, compliance and risk mitigation;

•
overseeing the Company’s environmental, social and governance (ESG) strategy, practices and risks; and

•
reviewing with the Chief Executive Officer the plans for succession for the Company’s executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed those positions.

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. McAdam (Chairman) and Evans, and Ms. Harper. All members of the Nominating and Corporate Governance Committee are independent (as defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2025. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://investors.alarm.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of background and a wide range of perspectives and skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In this regard, our current Board of 8 directors includes two directors (25%) who identify as female and three directors (37.5%) who identify as racially/ethnically diverse.
In the case of incumbent directors standing for re-election, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then typically uses a professional search firm to compile a list of potential candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee as described above under “When are stockholder proposals and director nominations due for next year’s annual meeting?”
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Company’s Corporate Secretary c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Stockholder communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the chairman of the Audit Committee.
Code of Ethics
We have adopted the Alarm.com Holdings, Inc. Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website at https://investors.alarm.com. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and may modify our Corporate Governance Guidelines and committee charters as warranted in light of such developments. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at https://investors.alarm.com.
Insider Trading Policy
We have adopted a comprehensive Insider Trading Policy governing the purchase, sale and other dispositions of our securities by directors, officers and other employees, which is designed to promote compliance with all applicable insider trading laws, rules and regulations. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities. A copy of this policy was incorporated as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2025.

PROPOSAL 2 —
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by PricewaterhouseCoopers LLP.
	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,667,775	$2,693,500
Audit-Related Fees	—	—
Tax Fees(2)	$185,000	$175,000
All Other Fees(3)	$2,000	2,000
Total Fees	$2,854,775	$2,870,500

(1)
Represents fees billed for professional services provided to us in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit Fees for 2025 also included fees billed for professional services provided to us in connection with a comfort letter.

(2)
Represents fees billed for tax compliance services and tax audit defense services.

(3)
Represents subscription fees paid for access to online accounting research software applications and data.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 —
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Vote Required
Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of our named executive officers named in the Summary Compensation Table below;

•
each of our directors and nominees for director; and

•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and a person generally has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 49,385,005 shares of common stock outstanding on March 31, 2026. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2026 and shares of common stock underlying restricted stock unit awards that are vested as of March 31, 2026 or will vest within 60 days of March 31, 2026 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Alarm.com Holdings, Inc., 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.
	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	8,340,664	16.9%
The Vanguard Group(2)	6,231,910	12.6%
Disciplined Growth Investors Inc(3)	3,417,517	6.9%
Named Executive Officers and Directors:
Stephen Trundle(4)	2,035,751	4.1%
Steve Valenzuela	—	*
Jeffrey Bedell(5)	564,305	1.1%
Daniel Kerzner(6)	120,500	*
Daniel Ramos(7)	49,026	*
Kevin Bradley(8)	26,979	*
Timothy McAdam(9)	98,106	*
Donald Clarke(10)	29,458	*
Rear Admiral (Ret.) Stephen Evans(9)	3,613	*
Darius G. Nevin(11)	24,365	*
Timothy J. Whall(9)	8,672	*
Simone Wu(9)	10,123	*
Cecile B. Harper(9)	2,304	*
All current executive officers and directors as a group (11 persons)(12)	2,408,897	4.8%

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information shown is as of December 31, 2025 and is based upon disclosures filed on a Schedule 13G/A on April 29, 2025 by BlackRock, Inc., which reported sole voting power over 8,280,688 shares and sole dispositive power over 8,340,664 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)
The information shown is as of December 31, 2025 and is based upon disclosures filed on a Schedule 13G/A on November 12, 2024 by The Vanguard Group, which reported sole voting power over 0 shares, shared voting power over 87,928 shares, sole dispositive power over 6,088,136 shares and shared dispositive power over 143,774 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the most recent Schedule 13G/A filed on March 26, 2026 by The Vanguard Group, The Vanguard Group does not beneficially own any share of our common stock as of that date, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated.

(3)
The information shown is as of December 31, 2025 and is based upon disclosures filed on a Schedule 13G/A on February 17, 2026 by Disciplined Growth Investors, Inc, which reported sole voting power over 3,059,598 shares and sole dispositive power over 3,417,517 shares. Disciplined Growth Investors, Inc’s address is 150 South Fifth Street, Suite 2550, Minneapolis, MN 55402.

(4)
Consists of (i) 218,859 shares of common stock held by Mr. Trundle, (ii) 176,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2026, (iii) 259,687 shares of common stock held by Stephen Trundle 2015 Gift Trust, of which certain members of Mr. Trundle’s immediate family are beneficiaries, (iv) 1,315,343 shares of common stock held by Backbone Partners, LLC and (v) 9,862 shares of common stock held by Footings Advancement Trust, of which certain members of Mr. Trundle’s immediate family are beneficiaries. Mr. Trundle has voting and dispositive power over all of the outstanding membership interests of Backbone Partners, LLC and has sole voting and dispositive power over the shares held by Backbone Partners, LLC. Mr. Trundle has sole voting and dispositive power over the shares held by Footings Advancement Trust. Does not include 50,000 shares of common stock underlying unvested restricted stock unit awards.

(5)
Includes 93,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2026. Does not include 35,000 shares of common stock underlying unvested restricted stock unit awards.

(6)
Includes 103,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2026. Does not include 35,000 shares of common stock underlying unvested restricted stock unit awards.

(7)
Includes 34,834 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2026. Does not include 28,000 shares of common stock underlying unvested restricted stock unit awards.

(8)
Includes 21,033 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2026. Does not include 45,600 shares of common stock underlying unvested restricted stock unit awards.

(9)
Does not include 2,510 shares of common stock underlying an unvested restricted stock unit award.

(10)
Consists of (i) 12,443 shares of common stock held by Mr. Clarke, (ii) 1,899 shares of common stock held by Ellen C. Whittet Irrevocable Trust, (iii) 1,899 shares of common stock held by Thomas J. Clarke Irrevocable Trust, (iv) 1,899 shares of common stock held by Leanne C. Allan Irrevocable Trust, (v) 1,899 shares of common stock held by Robin K. Clarke Irrevocable Trust, (vi) 1,899 shares of common stock held by John A. Clarke Irrevocable Trust and (vii) 7,520 shares of common stock held by Donald E. Clarke Irrevocable Trust. Does not include 2,510 shares of common stock underlying an unvested restricted stock unit award

(11)
Consists of (i) 21,865 shares of common stock held by Mr. Nevin, (ii) 2,500 shares of common stock held by G3 Investment Holdings, LLC. Mr. Nevin is the co-owner of G3 Investment Holdings, LLC and shares voting and dispositive control over these shares with Richard Ginsburg. Does not include 2,510 shares of common stock underlying an unvested restricted stock unit award.

(12)
Consists of (i) 2,408,897 shares of common stock held by all current executive officers and directors as a group and (ii) 391,367 shares of common stock issuable upon the exercise of options exercisable by the executive officers and directors as a group within 60 days of March 31, 2026 pursuant to the exercise of stock options or underlying restricted stock unit awards scheduled to vest within 60 days of March 31, 2026. Does not include 176,170 shares of common stock underlying unvested restricted stock unit awards.

EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of the date of this Proxy Statement.
Name	Position(s)
Stephen Trundle	Chief Executive Officer
Kevin Bradley	Chief Financial Officer
Daniel Kerzner	President, Platforms Business
Daniel Ramos	Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations
Stephen Trundle. Biographical information for Mr. Trundle is presented above under the caption “Director Nominees.”
Kevin Bradley, age 41, has served as our Chief Financial Officer since March 2025. Mr. Bradley joined us in May 2009 and previously served in various accounting and finance roles, including Director of Financial Planning from December 2013 through May 2017 and then Vice President of Financial Planning and Analysis from May 2017 through March 2025. Mr. Bradley holds a B.B.A. from the University of Notre Dame and an M.S. in Finance from American University.
Daniel Kerzner, age 50, has served as our President, Platforms Business since January 2023. He previously served as Chief Product Officer from December 2013 to January 2023. Prior to joining us, from April 2013 to December 2013, Mr. Kerzner served as the Chief Executive Officer of Emotive Communications Inc., a software company. From March 2010 to April 2013, he served as Senior Vice President and General Manager of Mobile at MicroStrategy Incorporated. From July 2009 to February 2010, Mr. Kerzner was the Regional Director for PJM Interconnection at EnerNOC, Inc. Prior to this position, he was Vice President of Platform and Emerging Technologies at MicroStrategy. Mr. Kerzner holds a B.A. in Computer Engineering from Dartmouth College and an M.B.A. from The Wharton School.
Daniel Ramos, age 57, has served as our Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations since January 2023. He previously served as our Senior Vice President of Corporate Development from June 2007 to January 2023. Prior to joining us, Mr. Ramos served as Principal Deputy General Counsel for the U.S. Air Force, Department of Defense. Prior to his service with the Air Force, Mr. Ramos was the Vice President of Legal and Business Planning at The Away Network, a business unit of Orbitz Worldwide, Inc. Before joining The Away Network, he was a senior transactional attorney with the law firm of Shaw Pittman LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Ramos holds an A.B. in Government from Harvard University and a J.D. from Stanford Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for fiscal 2025 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2025, referred to as our “named executive officers.”
Our named executive officers for fiscal 2025 were:
Name	Position(s)
Stephen Trundle	Chief Executive Officer (principal executive officer)
Kevin Bradley(1)	Chief Financial Officer (principal financial officer)
Jeffrey Bedell(2)	President, Ventures Business and Corporate Strategy
Daniel Kerzner	President, Platforms Business
Daniel Ramos	Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations
Steve Valenzuela(1)	Former Chief Financial Officer

(1)
Kevin Bradley was appointed Chief Financial Officer effective March 14, 2025. Mr. Valenzuela served as Chief Financial Officer until March 14, 2025, and remained employed by the company in an advisory role through June 2, 2025; Mr. Valenzuela retired effective June 2, 2025, which the Company treated as a voluntary resignation for purposes of his compensation and equity arrangements.

(2)
Effective March 12, 2026, Mr. Bedell temporarily relinquished his duties as President, Venture Businesses and Corporate Strategy of the Company. Following this transition, Mr. Bedell remains a full-time employee of the Company and serves as a senior advisor to the Chief Executive Officer.

Executive Summary
Company Overview
Alarm.com is the leading platform for intelligently connected properties. Our cloud-based platform offers an expansive suite of Internet of Things, or IoT, solutions addressing global opportunities in the residential, multi-family, small business, enterprise commercial and energy markets. Alarm.com’s solution suite includes security, video surveillance and video analytics, energy management, access control, electric utility grid management, active shooter detection, water management, personal safety and data-rich emergency response. During 2025, our platforms processed more than 365 billion data points generated by over 170 million connected devices. We believe this scale of subscribers, connected devices and data operations makes us the leader in the connected property market.
Summary of Fiscal 2025 Performance and Connection to Executive Compensation
For our fiscal year ended December 31, 2025, we achieved strong growth and significantly improved business results that provide context for stockholders reviewing our executive compensation disclosures, with highlights that included:
•
SaaS and license revenue increased 9.2% to $689.4 million, compared to $631.2 million in 2024.

•
Total revenue increased 7.6% to $1.0112 billion, compared to $939.8 million in 2024.

•
Net income attributable to common stockholders increased 6.8% to $132.6 million, compared to $124.1 million in 2024.

•
Non-GAAP Adjusted EBITDA (as defined below), a non-GAAP measurement of operating performance, increased to 16.9% to $206.0 million in from $176.2 million in 2024.

SaaS and license revenue and adjusted EBITDA are each elements of our cash incentive compensation plan for fiscal year 2025. Adjusted EBITDA is a non-GAAP financial measure that is prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). We define adjusted EBITDA as our net income before interest expense, interest income, certain activity within other income/(expense), net, provision for income taxes, income from equity method investments, net, amortization and depreciation expense, stock-based compensation expense, acquisition-related expense, legal costs and settlement fees incurred and received in connection with non-ordinary course litigation and other disputes, particularly costs involved in ongoing intellectual property litigation. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026, for a more detailed discussion of our fiscal 2025 financial results and, beginning on page 60 in the “Management’s Discussion and Analysis” section of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.
Fiscal 2025 Executive Compensation Highlights
The important features of our executive compensation program for fiscal 2025 include the following:
•
A substantial portion of executive pay is tied to performance.   We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance. For 2025, 90% of our Chief Executive Officer’s target total compensation and an average of 82% of the target total compensation of our other named executive officers (excluding Steve Valenzuela) was linked to short- and long-term performance, consisting of target 2025 performance-based bonus opportunity and the grant date fair value of equity awards granted during 2025.

*
“Target Pay” consists of 2025 annual base salary rate, 2025 target performance-based bonus opportunity and the grant date fair value of equity awards granted during 2025, as reported in the Summary Compensation Table.

•
Our Chief Executive Officer’s 2025 target total compensation (at his request) is well below the 25th percentile of market data (using 2024 market data).

•
Our executive bonuses are dependent on meeting corporate objectives.   Our annual performance- based bonus opportunities for all of our named executive officers are dependent upon our achievement of annual corporate objectives established each year and the individual officer’s contributions towards such corporate objectives. Regardless of performance, bonus payouts are capped at 150% of target bonus.

•
We emphasize long-term equity incentives.   Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our named executive officer compensation package. We granted options and restricted stock unit awards to each of our named executive officers in 2025 to align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
•
We structure long-term equity award vesting over a five-year period.   Our restricted stock unit and stock option awards are subject to a longer vesting period than typical practice of our peer companies and the general market within which we compete, consistent with our retention objectives and intention to tie equity compensation to stockholder value over the longer-term.

•
We provide very limited severance and change in control benefits.   None of our named executive officers are entitled to severance or change in control benefits, other than limited pro rata vesting for our Chief Executive Officer’s stock option award to provide credit for services rendered.

•
We do not provide our executive officers with any excise tax “gross-ups” on severance or change in control payments.

•
We maintain a clawback policy.   In order to recoup certain types of incentive compensation from an officer in the event that his or her misconduct relates to a restatement of our financial results, we have implemented a clawback policy.

•
We generally do not provide special fringe benefits or excessive perquisites to our executives that are not available to all employees.

•
We do not provide our executive officers with any special health or welfare benefits that are not available to all employees.   Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
Our Compensation Committee retains an independent third-party compensation consultant.   Our independent compensation consultant advises the Compensation Committee on market practices, including identifying a peer group of companies, so that our Compensation Committee can regularly assess our executive compensation program against these peer companies, the general marketplace and other industry data points.

Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach
At our 2025 Annual Meeting of Stockholders, we held our eighth annual “say on pay” advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2025 proxy statement. The proposal was supported by 94% of the total votes cast. Our Compensation Committee reviewed the final vote results for the proposal and given the level of support, concluded that our compensation program provided a competitive performance package that incentivizes our named executive officers and encourages their retention over the long-term. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our Compensation Committee determined to monitor and continually evaluate our compensation program going forward in light of our stockholders’ views and our transforming business needs.
We value our stockholders’ continued interest in Alarm.com. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topics of executive compensation and corporate governance. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.
During 2025, as part of our stockholder engagement, we remained available to engage with our stockholders upon request to gain a better understanding of their views regarding our corporate governance and executive compensation program, policies and practices. Specifically, we engaged in substantive discussions with three of our stockholders. In the course of these discussions, we received valuable feedback on our corporate governance and executive compensation program, policies and practices, including with respect to our new equity plan, which was a voting item at our 2025 annual meeting. Our Compensation Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs and expects to consider the outcome of our “say on pay” votes and our stockholders’ views when making future executive compensation decisions.

Objectives, Philosophy and Elements of Executive Compensation
Our compensation program aims to achieve the following main objectives:
•
attract, retain and reward highly qualified executives;

•
provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;

•
align our executives’ interests with those of our stockholders; and

•
link pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.
Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate; determined based on a number of factors, including each executive officer’s individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry and the overall performance of our Company, and by reference, in part, to market data provided by our independent compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.	Target bonus amounts are periodically reviewed and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon specific corporate performance objectives consistent with our long-term strategic plan and, for executives other than our CEO, individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the Compensation Committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account achievement of corporate and individual performance objectives.
Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long term.

Equity incentives are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.
Equity grants have historically been provided primarily in the form of stock options. In recent years, restricted stock unit grants have been awarded in addition to stock option grants.

We focus on providing a competitive compensation package to each of our executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance- based bonus opportunities and long-term equity awards granted based on performance, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors and senior management, as appropriate. For details on the Compensation Committee’s oversight of the executive compensation program, see the section of this Proxy Statement titled “Information Regarding Committees of the Board of Directors — Compensation Committee.” Our Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, which may be subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically approves equity awards at a regularly scheduled meeting with grant dates occurring on a pre- specified date following such approval.
Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance and human resources departments, and our Chief Executive Officer, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers.
Our Chief Executive Officer evaluates and provides to the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, performance bonuses, equity compensation and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings. Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings; however, neither our Chief Executive Officer nor any other member of management is present during decisions regarding his compensation.
Our legal, finance, and human resources departments work with our Chief Executive Officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to assist in making executive compensation decisions for 2025. Compensia’s work included providing market research and analysis to assist the Compensation Committee in developing 2025 compensation levels, including for our named executive officers, and outlining trends and regulatory developments.
The Compensation Committee has analyzed (most recently in 2025) whether the work of Compensia as a compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, for purposes of setting 2025 executive compensation, the Compensation Committee relied on the list of peer group companies last updated by Compensia and approved by the Compensation Committee in November 2024. In November 2024, Compensia, with input from the Compensation Committee, had selected U.S. companies in the software and services industry, with a focus on companies with cloud-based platforms selling to both consumers and businesses, with revenue of generally 0.4x – 2.5x our revenue and market capitalization of generally 0.25x – 4.0x our market capitalization and gave additional consideration to selecting companies based on high revenue growth, profitability, revenue and market capitalization measured per employee and companies that had completed an initial public offering in the past five years.
At the time of approving the peer group for purposes of setting 2025 executive compensation, our revenue approximated the 54th percentile and our market cap approximated the 39th percentile.
The peer group approved and used by the Compensation Committee in making executive pay decisions for 2025 was as follows:
ACI Worldwide Inc.	Paylocity Holding Corporation
Appian, Inc.	Q2 Holdings, Inc.
Arlo Technologies, Inc.	Qualys, Inc.
Blackbaud Inc.*	Rapid7, Inc.
Box, Inc.	Shutterstock, Inc.
DoubleVerify Holdings, Inc.	Sonos, Inc.
Dynatrace, Inc.	Sprinklr Inc.*
EverCommerce Inc.*	SPS Commerce, Inc.
Manhattan Associates, Inc.	Verint Systems Inc.*
Paycom Software, Inc.

*
New for 2025

The Compensation Committee used 2024 data compiled from the public filings of these peer companies, which we refer to as market data, to inform the Compensation Committee’s determinations regarding executive compensation for 2025. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2025 compensation decisions. Market data is only one of the factors that the Compensation

Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:
•
Company performance and existing business needs;

•
Each named executive officer’s individual performance, scope of job function and the criticality of the skill set of the named executive officer to the Company’s future performance;

•
The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

•
A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”;

•
Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each named executive officer and his extensive industry experience; and

•
Recommendations from consultants on compensation policy determinations for our executive officers.

2025 Executive Compensation Program
Base Salary
In April 2025, the Compensation Committee reviewed the base salaries of our named executive officers and approved increases to base salaries in amounts of 3.5% for each of the named executive officers other than Messrs. Trundle, Bradley and Valenzuela. Mr. Bradley’s base salary was not reviewed during this cycle because his compensation was recently approved in connection with his appointment as Chief Financial Officer the prior month. Similarly, Mr. Valenzuela was not considered for a 2025 merit increase due to his transition out of the Chief Financial Officer role. The base salary increases for Messrs. Bedell, Kerzner and Ramos were effective November 1, 2025, and were not retroactively effective to January 1, 2025 (i.e., these named executive officers received the increased rate of base salary only from November 1, 2025 through December 31, 2025). The Compensation Committee determined these increases were appropriate given that these named executive officer’s base salaries fell well below the median of the market data. However, the Compensation Committee kept these increases minimal with individual amounts varying due to performance, time in role, market data comparisons and internal parity considerations. The 2025 base salaries of our named executive officers are reflected below.
Executive	2025 Base Salary ($)(1)	Percentage Increase from 2024 Base Salary(2)
Stephen Trundle	295,000	0%
Kevin Bradley	396,200	38.4%
Steve Valenzuela (former)	407,500	0%
Jeffrey Bedell	438,500	3.5%
Daniel Kerzner	438,500	3.5%
Daniel Ramos	394,500	3.5%

(1)
The 2025 base salaries listed in this column took effect on November 1, 2025, other than for

Mr. Valenzuela, whose base salary was in effect from January 1, 2025 until his retirement in June 2025, and for Mr. Bradley, whose base salary went into effect upon his appointment to the Chief Financial Officer role in March 2025.
(2)
The percentage increases reflected in this column assume that the 2025 base salaries listed in the table above became effective as of January 1, 2025. Note, however, that because the listed 2025 base salaries actually took effect on November 1, 2025 (other than for Mr. Bradley, whose base salary took effect on March 14, 2025), and were not retroactively effective to January 1, 2025, the percentage increases in 2025 base salaries actually paid during 2025 over 2024 base salaries were lower than the percentage increases reflected in this column (since the increased 2025 base salaries were only paid for a portion of the year).

Annual Performance Bonus
In April 2025, the Compensation Committee approved the 2025 annual cash bonus targets listed below for each named executive officer other than for Mr. Bradley and Mr. Valenzuela. Mr. Bradley’s target bonus was approved in March 2025 in connection with his appointment as Chief Financial Officer. Mr. Valenzuela’s compensation was not reviewed in April 2025 because he had transitioned out of the Chief Financial Officer role earlier in the year.
Company policy specifies that fiscal year bonuses be calculated on a prorated basis to account for target bonus increases that occur during the fiscal year, by factoring in the previous target bonus for the portion of the fiscal year prior to the effective date of the increase, and the increased target bonus for the portion of the fiscal year after the effective date of the increase. The target bonus amounts are primarily based on applicable market data comparisons and input from our Chief Executive Officer.
Executive	2025 Target Bonus ($)(1)	Percentage Increase from 2024 Target Bonus(2)
Stephen Trundle	250,000	0%
Kevin Bradley	120,000	200%
Steve Valenzuela (former)	246,500	0%
Jeffrey Bedell	313,500	0%
Daniel Kerzner	313,500	0%
Daniel Ramos	245,500	0%

(1)
The 2025 target bonus for each applicable named executive officer was effective November 1, 2025, except for Mr. Bradley, whose target bonus was effective on March 14, 2025, and for Mr. Valenzuela, who retired from the Company in June 2025.

(2)
Mr. Bradley’s target bonus increase reflects his promotion and appointment to Chief Financial Officer in March 2025.

In January 2025, the Compensation Committee approved the adoption of the executive bonus plan for our executive officers, including the named executive officers, for 2025 (the “Executive Bonus Plan”). The Executive Bonus Plan was designed to award cash incentive payments for performance in 2025 to participants based on our achievement of certain performance goals set by the Compensation Committee and included a three-tiered program based on achievement of two tiers relating to pre-established performance goals and a third tier under which the Compensation Committee, with input from our Chief Executive Officer (except with respect to his own performance), could adjust each named executive officer’s actual payout based on the individual performance of each officer. The Compensation Committee could also apply negative discretion in Tier 3, such that lower or no payout may be determined even if the relevant Tier 1 and Tier 2 goals were achieved. In no event could an executive officer receive more than 150% of his target bonus. The first two tiers, the payout formula and actual achievement are listed in the table below.

2025 Performance Goals	Bonus Funding Formula	Achievement
Tier 1: 2025 SaaS and license revenue
For each 1% achievement below target goal, target bonus payout is reduced by 2%, rounded to nearest 0.1%
For each 1% achievement above target, target bonus payout is increased by 2%, rounded to nearest 0.1%
We exceeded the SaaS and license revenue target by 2.1%, resulting in a target payout increase of 4.2%
Tier 2: 2025 Adjusted EBITDA
For each 1% achievement below target goal, target payout resulting from Tier 1 calculation is reduced by 1%, rounded to nearest 0.1%
For each 1% achievement above target, target payout resulting from Tier 1 calculation is increased by 0.5%, rounded to nearest 0.1%
We exceeded the Adjusted EBITDA target by 7.5%, resulting in a target payout increase of 3.75%
Total (including Tier 3)		Target payout decrease of between 0.6% and 33.6% (i.e., approximately 71.8% to 107.4% target payout potential)
The Compensation Committee chose SaaS and license revenue and Adjusted EBITDA as the performance goals for the Executive Bonus Plan because they directly tie to our corporate goals and the Compensation Committee believed successful performance on these metrics would encourage focus on the strength of our SaaS business, strategic growth, and sustainable long-term stockholder value.
Our corporate performance goal targets are internal measures that we do not disclose for several reasons, including our belief that disclosure would result in competitive harm. If the targets were disclosed, we believe the information would provide our competitors with insights into our operations and sales compensations programs that would be harmful to us. The Compensation Committee set the targets for these performance measures at levels that would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results. For each financial measure, the Compensation Committee selected a target that exceeded our prior year performance.
After calculating Tier 1 and Tier 2 bonus availability based on our overall performance against the designated performance goals, the Compensation Committee assessed each named executive officer’s individual performance under Tier 3, with the input of our Chief Executive Officer (other than for himself) and approved the following final bonus payouts.
Performance Achievement
Executive	Performance Achievement for 2025 as a Percentage of Target Bonus (%)(1)	2025 Bonus Amount Paid ($)
Stephen Trundle	107.0%	267,500
Kevin Bradley	107.4%	111,000
Steve Valenzuela (former)	37.7%	92,995
Jeffrey Bedell	71.8%	225,000
Daniel Kerzner	107.0%	335,500
Daniel Ramos	101.8%	250,000

(1)
The percentages in this column were calculated using each named executive officer’s 2025 target bonus (as described above in “Annual Performance Bonus”). Mr. Bedell’s actual bonus payout was prorated to account for a personal leave of absence from August through December 2025. Mr. Valenzuela’s actual bonus payout was prorated to reflect his transition out of the Chief Financial Officer role in March 2025 and his subsequent retirement in June 2025.

The annual cash incentive awards earned by our named executive officers for fiscal year 2025 performance are also set forth in the Summary Compensation Table below.
Equity Awards
The Compensation Committee determined that the 2025 equity grants for our named executive officers should consist of stock options and restricted stock unit awards. The Compensation Committee believes that stock options, which have historically been an important part of our equity compensation program, continue to be a key tool in serving to align the interests of our executive officers and our stockholders; stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of our common stock increases above the price at time of grant and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price. We have added restricted stock unit awards to our equity award mix in the last several years to align with peer company practices, and because we believe that it improves the balance and risk profile of our compensation program to include a form of award that does not rely solely on stock price appreciation in order to provide value.
In connection with making its decision regarding our executive equity compensation program for 2025, the Compensation Committee reviewed market trends and data, prepared by Compensia, regarding equity award grant practices. For 2025, the Compensation Committee determined that equity awards vesting over time continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives. Our time-based vesting schedules, which at five years are longer than most of those of our peer companies, deliver retention incentives over the long-term and, unlike awards that vest based on pre-determined financial or market goals, do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value or the potential incentive for unethical conduct. In addition, we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key corporate goals.
The Compensation Committee approved annual equity awards to our named executive officers for 2025 consisting of stock options and restricted stock units, to be granted May 22, 2025, to each of our named executive officers, as reflected in the table below. The Compensation Committee determined that each of the annual equity awards to the named executive officers should consist of a combination of stock options and restricted stock units for the reasons stated above, with the target value allocated (i) 36% to options and 64% to restricted stock units for Messrs. Bedell and Kerzner, (ii) 30% to options and 70% to restricted stock units for Messrs. Ramos and Bradley, and (iii) 41% to options and 59% to restricted stock units for Mr. Trundle, our Chief Executive Officer.
Executive	Stock Option Award (# of shares)	Restricted Stock Unit Award (# of shares)
Stephen Trundle	40,000	25,000
Kevin Bradley	25,000	25,000
Steve Valenzuela (former)	—	—
Jeffrey Bedell	22,500	17,500
Daniel Kerzner	22,500	17,500
Daniel Ramos	14,000	14,000

The Compensation Committee determined the size of each of the named executive officer’s 2025 annual equity award in its discretion, in the context of each named executive officer’s total compensation, taking into account the market data provided by Compensia in addition to the individual officer’s responsibilities and performance and the recommendations of the Chief Executive Officer (except as to his own performance) with respect to appropriate grants and any particular individual circumstances. The Compensation Committee determined that Mr. Trundle’s annual equity award was appropriate and reasonable in light of Mr. Trundle’s request that his compensation remain at the low end of the market data. Each of the stock option awards made in 2025 to each of the named executive officers each vest in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2025 (or April 1, 2025, in Mr. Bradley’s case), subject to the officer’s continued service with us through each such vesting date. Each of the named executive officers’ restricted stock unit awards, including Mr. Trundle’s, vests 20% on each anniversary of the grant date for a period of five years, subject to the officer’s continued service with us through each vesting date.
In addition, as described further below, our named executive officers are eligible to participate in our 2015 Employee Stock Purchase Plan (“ESPP”) if they meet the requirements for participation in the ESPP.
Other Features of Our Executive Compensation Program
Employment Offer Letters
The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. Each of our named executive officers is an at-will employee.
Severance and Change in Control Benefits
Our named executive officers are not entitled to any severance benefits upon a termination of employment.
Other Programs Open to all Employees, Including 401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2025, we matched 100% of employee contributions, up to 10% of earnings with an annual maximum company matching contribution of $5,000 in matching contributions per calendar year for each employee and such employee contributions are immediately and fully vested. Company matching contributions vest over four years ratably. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We also offer our employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our ESPP. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to the lesser of $15,000 or 10% of the participant’s base compensation for that year to purchase our stock at a 10% discount to the market price, subject to specified limits.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, and welfare and health benefits such as mental health services, a lifestyle subsidy and gym discounts.
Our patent program rewards employees who are named as inventors on our pending patent applications and newly issued patents. Our named executive officers are also eligible to participate in this program on the same basis as all of our full-time employees.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Deductibility of Executive Compensation
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Other Compensation Policies and Practices
Equity Awards Grant Delegation Policy
The Compensation Committee has delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards. In the case of options to purchase shares of our common stock, the exercise price of such options must at least be equal to the fair market value of our common stock, which is defined as the closing price for our common stock as quoted on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non-trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Compensation Committee adopted a revised compensation recovery, or “clawback,” policy, effective December 1, 2023 (the “Revised Clawback Policy”), which states that, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers. The Revised Clawback Policy is intended to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC’s final regulations on the subject, and Nasdaq’s listing standards on the subject. The Revised Clawback Policy supersedes the Company’s previous clawback policy which was in effect from May 2018 until the adoption of the Revised Clawback Policy. The Revised Clawback Policy is incorporated herein by reference to Exhibit 97.1 of the Company’s Annual Report on Form 10-K filed February 19, 2026.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our employees, including our executive officers and directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, our directors and executive officers and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options or restricted stock unit grants) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy and prohibition against hedging and pledging of our stock protects against short-term decision making and our clawback policy and cap on annual bonuses mitigates risk-taking behavior. The Compensation Committee intends to conduct an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to the following individuals during the years ended December 31, 2025, 2024, and 2023, as applicable: (i) Stephen Trundle, our Chief Executive Officer; (ii) Kevin Bradley, our Chief Financial Officer, and Steve Valenzuela, our former Chief Financial Officer; and (iii) Jeffrey Bedell, our President, Ventures Business and Corporate Strategy, Daniel Kerzner, our President, Platforms Business, and Daniel Ramos, our Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations, our three other most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2025.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Stephen Trundle	2025	295,001	1,423,500	994,471	267,500		2,980,472
Chief Executive Officer	2024	238,334	1,675,500	887,244	227,937	—	3,029,015
	2023	210,000	1,287,500	669,076	270,999	—	2,437,575
Kevin Bradley	2025	373,743	1,459,000	631,996	111,000	5,000(5)	2,580,739
Chief Financial Officer
Steve Valenzuela	2025	214,967	—	—	92,995	5,000(5)	312,962
Chief Financial Officer (former)	2024	395,834	837,750	369,685	218,364	5,000(5)	1,826,633
	2023	383,334	643,750	278,782	250,764	5,300(4)	1,561,930
Jeffrey Bedell	2025	426,001	996,450	559,390	225,000	5,000(5)	2,211,841
President, Ventures Business and Corporate Strategy	2024	411,501	1,172,850	517,559	277,627	5,000(5)	2,384,537
	2023	375,501	901,250	1,282,396	307,132	3,004(5)	2,869,283
Daniel Kerzner	2025	426,001	996,450	559,390	335,500	8,000(7)	2,325,341
President, Platforms Business	2024	411,501	1,172,850	517,559	287,146	5,300(4)	2,394,356
	2023	372,168	901,250	1,282,396	307,132	9,800(6)	2,872,746
Daniel Ramos	2025	383,252	797,160	348,065	250,000	5,000(5)	1,783,477
Chief Legal and Compliance Officer and Senior Vice President, Corporate Operations	2024	370,336	938,280	414,047	217,452	5,000(5)	1,945,115
	2023	355,001	721,000	312,236	249,319	5,000(5)	1,642,556

(1)
Amounts for fiscal year 2025 represent salary amounts actually paid to the named executive officers during 2025. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Base Salary” for further information regarding the amounts for fiscal year 2025 in this column.

(2)
The amounts in this column reflect the aggregate grant date fair value of the shares underlying restricted stock unit award or option awards (as applicable) granted in the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these equity awards are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 19, 2026 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(3)
Amounts for fiscal year 2025 represent amounts earned by the named executive officers during 2025 pursuant to our Executive Bonus Plan but paid in 2026. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Annual Performance Bonus” for further information regarding the amounts in this column.

(4)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) a wellness subsidy in the amount of $300.

(5)
Represents a match of contributions to our 401(k) savings plan.

(6)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000, (ii) a patent program award in the amount of $4,500 and (iii) a wellness subsidy of $300.

(7)
Represents (i) a match of contributions to our 401(k) savings plan in the amount of $5,000 and (ii) a patent program award in the amount of $3,000.

Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2025 to our named executive officers.
Grants of Plan-Based Awards in Fiscal 2025
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Type	Grant Date	Approval Date	Threshold ($)	Target ($)(2)	Maximum ($)(3)
Stephen Trundle	Annual Stock Option Grant	5/22/2025	4/17/2025	—	—	—	—	40,000(5)	56.94	994,471
	Annual RSU Grant	5/22/2025	4/17/2025	—	—	—	25,000	—	—	1,423,500
	Annual Performance-Based Cash Bonus	—	—	—	250,000	375,000	—	—	—	—
Kevin Bradley	Annual Stock Option Grant	3/17/2025	3/13/2025	—	—	—	—	25,000	58.36	631,996
	Annual RSU Grant	3/17/2025	3/13/2025	—	—	—	25,000	—	—	1,459,000
	Annual Performance-Based Cash Bonus	—	—	—	103,333	155,000	—	—	—	—
Steve Valenzuela (former)	Annual Stock Option Grant	—	—	—	—	—	—	—	—	—
	Annual RSU Grant	—	—	—	—	—	—	—	—	—
	Annual Performance-Based Cash Bonus	—	—	—	—	—	—	—	—	—
Jeffrey Bedell	Annual Stock Option Grant	5/22/2025	4/17/2025	—	—	—	—	22,500(5)	56.94	559,390
	Annual RSU Grant	5/22/2025	4/17/2025	—	—	—	17,500	—	—	996,450
	Annual Performance-Based Cash Bonus	—	—	—	313,500	470,250	—	—	—	—
Daniel Kerzner	Annual Stock Option Grant	5/22/2025	4/17/2025	—	—	—	—	22,500 (5)	56.94	559,390
	Annual RSU Grant	5/22/2025	4/17/2025	—	—	—	17,500	—	—	996,450
	Annual Performance-Based Cash Bonus	—	—	—	313,500	470,250	—	—	—	—
Daniel Ramos	Annual Stock Option Grant	5/22/2025	4/17/2025	—	—	—	—	14,000 (5)	56.94	348,065
	Annual RSU Grant	5/22/2025	4/17/2025	—	—	—	14,000	—	—	797,160
	Annual Performance-Based Cash Bonus	—	—	—	245,500	368,250	—	—	—	—

(1)
The amounts set forth in these columns represent the target and maximum annual bonus amounts for each named executive officer for fiscal 2025 under our Executive Bonus Plan, and do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2025. The dollar value of the actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our Executive Bonus Plan, see “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Annual Performance Bonus.”

(2)
The dollar amounts in this column represent each named executive officer’s prorated 2025 target annual bonus, in accordance with Company policy. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Annual Performance Bonus” for more information.

(3)
The dollar amounts in this column were calculated using each named executive officer’s prorated 2025 target annual bonus, in accordance with Company policy. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Annual Performance Bonus” for more information.

(4)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest in five equal annual installments beginning on May 22, 2026, and in the case of Mr. Bradley beginning on March 17, 2026, subject to the officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity Awards.”

(5)
These stock option awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to these stock options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2025, subject to the officer’s continued employment through each such vesting date. See “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity Awards” for more information.

(6)
The option awards were granted pursuant to our 2015 Equity Incentive Plan with an exercise price equal to 100% of the fair market value of our common stock, which was $56.94 per share (excluding Mr. Bradley’s, which was $58.36 per share at the time of being appointed CFO), based on the closing market price of our common stock on the date of grant.

(7)
The dollar amounts in this column represent the aggregate grant date fair value of each option award and restricted stock unit award, as applicable, granted to the named executive officers in 2025, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures, and assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing these awards are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 19, 2026 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding and unexercised stock options and outstanding restricted stock unit awards that have not vested for each named executive officer as of December 31, 2025. All of Mr. Valenzuela’s outstanding equity awards that remained unvested as of his retirement on June 2, 2025 were forfeited as of that date.

Outstanding Equity Awards at December 31, 2025
		Option Awards(1)				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(2)	Number of securities underlying unexercised options (#) unexercisable(3)	Option exercise price(4) ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(5)
Stephen Trundle	5/22/2025	—	—	—	—	25,000(6)	$1,275,500
	5/22/2025	4,666	35,334(7)	56.94	5/21/2035	—	$—
	5/22/2024	—	—	—	—	20,000(8)	$1,020,400
	5/22/2024	9,500	20,500(9)	67.02	5/21/2034	—	$—
	5/22/2023	—	—	—	—	15,000(10)	$765,300
	5/22/2023	15,500	14,500(11)	51.50	5/21/2033	—	$—
	5/15/2022	—	—	—	—	10,000(12)	$510,200
	5/15/2022	21,500	8,500(13)	59.10	5/14/2032	—	$—
	5/15/2021	—	—	—	—	5,000(14)	$255,100
	5/15/2021	—	30,000(15)	82.51	5/14/2031	—	$—
	4/1/2020	30,000	—	37.94	3/31/2030	—	$—
	4/1/2019	30,000	—	65.03	3/31/2029	—	$—
	4/1/2018	30,000	—	37.74	3/31/2028	—	$—
	5/15/2017	50,000	—	32.17	5/14/2027	—	$—
Kevin Bradley	3/17/2025	—	—	—	—	25,000(16)	$1,275,500
	3/17/2025	3,750	21,250(17)	58.36	3/16/2035	—	$—
	11/22/2023	—	—	—	—	22,000(18)	$1,122,440
	11/22/2023	10,000	15,000(19)	57.09	11/21/2033	—	$—
	7/1/2022	—	—	—	—	2,400(20)	$122,448
	7/1/2022	4,100	1,900(21)	62.38	6/30/2032	—	$—
	7/1/2021	—	—	—	—	1,200(22)	$61,224
	5/15/2020	600	—	50.33	5/14/2030	—	$—
Jeffrey Bedell	5/22/2025	—	—	—	—	17,500(6)	$892,850
	5/22/2025	2,625	19,875(7)	56.94	5/21/2035	—	$—
	5/22/2024	—	—	—	—	14,000(8)	$714,280
	5/22/2024	5,541	11,959(9)	67.02	5/21/2034	—	$—
	5/22/2023	—	—	—	—	10,500(10)	$535,710
	5/22/2023	—	40,000(23)	51.50	5/21/2033	—	$—
	5/22/2023	9,041	8,459(11)	51.50	5/21/2033
	5/15/2022	—	—	—	—	7,000(12)	$357,140
	5/15/2022	12,541	4,959(13)	59.10	5/14/2032	—	$—
	5/15/2021	—	—	—	—	3,000(14)	$153,060
	5/15/2021	13,750	1,250(24)	82.51	5/14/2031	—	$—
	4/1/2020	12,500	—	37.94	3/31/2030	—	$—
	4/1/2019	10,000	—	65.03	3/31/2029	—	$—
	4/1/2018	10,000	—	37.74	3/31/2028	—	$—
	5/15/2017	10,000	—	32.17	5/14/2027	—	$—

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(2)	Number of securities underlying unexercised options (#) unexercisable(3)	Option exercise price(4) ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(5)
Daniel Kerzner	5/22/2025	—	—	—	—	17,500(6)	$892,850
	5/22/2025	2,625	19,875(7)	56.94	5/21/2035	—	$—
	5/22/2024	—	—	—	—	14,000(8)	$714,280
	5/22/2024	5,541	11,959(9)	67.02	5/21/2034	—	$—
	5/22/2023	—	—	—	—	10,500(10)	$535,710
	5/22/2023	—	40,000(23)	51.50	5/21/2033	—	$—
	5/22/2023	9,041	8,459(11)	51.50	5/21/2033	—	$—
	5/15/2022	—	—	—	—	7,000(12)	$357,140
	5/15/2022	12,541	4,959(13)	59.10	5/14/2032	—	$—
	5/15/2021	—	—	—	—	3,000(14)	$153,060
	5/15/2021	13,750	1,250(24)	82.51	5/14/2031	—	$—
	4/1/2020	15,000	—	37.94	3/31/2030	—	$—
	4/1/2019	15,000	—	65.03	3/31/2029	—	$—
	4/1/2018	12,500	—	37.74	3/31/2028	—	$—
	5/15/2017	10,000	—	32.17	5/14/2027	—	$—
Daniel Ramos	5/22/2025	—	—	—	—	14,000(6)	$714,280
	5/22/2025	1,633	12,367(7)	56.94	5/21/2035	—	$—
	5/22/2024	—	—	—	—	11,200(8)	$571,424
	5/22/2024	4,433	9,567(9)	67.02	5/21/2034	—	$—
	5/22/2023	—	—	—	—	8,400(10)	$428,568
	5/22/2023	1,633	6,767(11)	51.50	5/21/2033	—	$—
	5/15/2022	—	—	—	—	5,600(12)	$285,712
	5/15/2022	5,133	3,967(13)	59.10	5/14/2032	—	$—
	5/15/2021	—	—	—	—	2,500(14)	$127,550
	5/15/2021	11,458	1,042(24)	82.51	5/14/2031	—	$—
	4/1/2019	4,834	—	65.03	3/31/2029	—	$—

(1)
Except as otherwise specified herein, option awards vest over a five-year period, subject to continued service with us through each vesting date. All of the option awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2025.

(3)
With respect to options granted to our named executive officers that are immediately exercisable subject to our right to repurchase that lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2025.

(4)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. The fair market value of one share of common stock is determined to be the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant, or, if the date of grant is a non- trading day (i.e., a weekend or holiday), then the determination date for fair market value will be the closing price for our common stock on the trading day immediately preceding the date of grant.

(5)
The value of the restricted stock units shown in the table was calculated using the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025, which was $51.02.

(6)
These restricted stock unit awards vest in five equal annual installments beginning on May 22, 2026, subject to the officer’s continued service with us through each such vesting date.

(7)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2025, subject to the officer’s continued service with us through each such vesting date.

(8)
These restricted stock unit awards vest in five equal annual installments beginning on May 22, 2024, subject to the officer’s continued service with us through each such vesting date.

(9)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2024, subject to the officer’s continued service with us through each such vesting date.

(10)
These restricted stock unit awards vest in five equal annual installments beginning on May 22, 2023, subject to the officer’s continued service with us through each such vesting date.

(11)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2023, subject to the officer’s continued service with us through each such vesting date.

(12)
These restricted stock unit awards vest in five equal annual installments beginning on May 15, 2022, subject to the officer’s continued service with us through each such vesting date.

(13)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2022, subject to the officer’s continuous service with us through each such vesting date.

(14)
These restricted stock unit awards vest in five equal annual installments beginning on June 1, 2021, subject to the officer’s continued service with us through each such vesting date.

(15)
These options vest and become exercisable in full on May 15, 2026, subject to Mr. Trundle’s continuous service with us through such vesting date and subject to pro rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule as of the date of the change in control event.

(16)
These restricted stock unit awards vest in five equal annual installments beginning on March 17, 2026, subject to Mr. Bradley’s continued service with us through each such vesting date.

(17)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on April 1, 2025, subject to Mr. Bradley’s continuous service with us through each such vesting date.

(18)
These restricted stock unit awards vest on November 23, 2027. If the Company terminates Mr. Bradley’s employment for any reason prior to such vesting date, Mr. Bradley is entitled to pro rata vesting of such restricted stock unit awards, in an amount equal to the amount that would have vested had these awards vested monthly over a four-year vesting schedule.

(19)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on December 1, 2023, subject to Mr. Bradley’s continuous service with us through each such vesting date.

(20)
These restricted stock unit awards vest in five equal annual installments beginning on July 1, 2022, subject to Mr. Bradley’s continued service with us through each such vesting date.

(21)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on August 1, 2022, subject to Mr. Bradley’s continuous service with us through each such vesting date.

(22)
These restricted stock unit awards vest in five equal annual installments beginning on July 1, 2021, subject to Mr. Bradley’s continued service with us through each such vesting date.

(23)
These options vest and become exercisable in full on May 22, 2028, subject to the officer’s continuous service with us through such vesting date and subject to pro rata acceleration upon a change in control prior to such date. If there is a change in control prior to the five-year vesting date, the officer is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had the officer’s stock option award vested monthly over the five-year vesting schedule as of the date of the change in control event.

(24)
These options vest and become exercisable in sixty equal monthly installments on the 1st day of each calendar month beginning on June 1, 2021, subject to the officer’s continuous service with us through each such vesting date.

Option Exercises and Stock Vested
The following table shows the number of shares of our common stock acquired upon the exercise of stock options and the aggregate value realized upon the exercise of stock options, as well as the number of shares of our common stock acquired upon the vesting of restricted stock unit awards and the aggregate value realized upon the vesting of restricted stock unit awards, for the named executive officers during the fiscal year ended December 31, 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen Trundle	—	—	25,000	1,435,650
Kevin Bradley	—	—	3,600	207,372
Steve Valenzuela (former)	5,834	79,206	12,500	717,825
Jeffrey Bedell	25,000	921,650	16,000	919,770
Daniel Kerzner	10,000	353,098	16,500	947,685
Daniel Ramos	5,167	66,910	13,400	769,602

(1)
The value realized on exercise of the stock options is based on the difference between the closing price of the shares of our common stock on the date of exercise and the applicable exercise price of those options.

(2)
The value realized on vesting of the restricted stock unit awards is based on the number of shares of common stock underlying the restricted stock unit award that vested multiplied by the closing market price of the shares of our common stock on the vesting date.

Employment Arrangements
Employment Offer Letters
We have offer letters with each of our executive officers. The offer letters provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and other initial terms and conditions of employment. Please see “Outstanding Equity Awards at Fiscal Year-End” above for a presentation of equity awards held by our named executive officers.
Severance and Change in Control Benefits
Mr. Ramos is not entitled to any benefits upon a termination of employment or change in control, except under the general terms of our equity benefit plans for all employees, which are described below under the section entitled “Equity Benefit Plans.” Mr. Trundle, Mr. Bradley, Mr. Bedell and Mr. Kerzner are eligible for certain limited benefits in connection with a change in control (as defined in our 2015 and 2025 Equity Incentive Plans), in each case as further described below under “Potential Payments Upon Termination or Change in Control.”
Potential Payments Upon Termination or Change in Control
Mr. Trundle holds stock options granted in 2021 that vest upon the five-year anniversary of the respective grant date, rather than monthly over such term. If there is a change in control prior to the five-year vesting date, Mr. Trundle is entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Trundle’s equity awards vested monthly over the five-year vesting schedule. Assuming a change in control occurred on December 31, 2025, Mr. Trundle would not have received any realizable value from this acceleration because the exercise prices of his applicable unvested stock options exceeded $51.02, the closing price of our common stock on that date. Mr. Bedell and Mr. Kerzner each hold stock options granted in 2023 that vest upon the five-year anniversary of the grant date, rather than monthly over such term. If there is a change in control prior to the five-year vesting date, Mr. Bedell and Mr. Kerzner are entitled to pro rata vesting of such options, in an amount equal to the amount that would have vested had Mr. Bedell’s and Mr. Kerzner’s equity awards, respectively, vested monthly over the five-year vesting schedule. Assuming a change in control occurred on December 31, 2025, neither Mr. Bedell nor Mr. Kerzner would have received any realizable value from this acceleration because the exercise prices of their applicable unvested stock options exceeded $51.02, the closing price of our common stock on that date.
Mr. Bradley holds restricted stock units granted on November 22, 2023 that vest on November 22, 2027. If the Company terminates his employment for any reason prior to such date, Mr. Bradley is entitled to pro rata vesting of such restricted stock units, in an amount equal to the amount that would have vested had the awards vested monthly over a four-year vesting schedule. Assuming such a termination occurred on December 31, 2025, the estimated value of Mr. Bradley’s accelerated equity awards would have been $584,587, based on the $51.02 closing price of our common stock on that date.
Equity Benefit Plans
For more information on our current equity compensation program and decisions regarding the grants of equity awards in fiscal 2025 for our named executive officers, see “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Annual Performance Bonus” and “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity Awards.”
We grant equity awards to employees, including our named executive officers, under our 2025 Equity Incentive Plan (the “2025 Plan”). Outstanding equity awards held by our employees, including our named executive officers, that we granted prior to the adoption of the 2025 Plan were granted under our 2015 Equity Incentive Plan (the “2015 Plan”). Outstanding equity awards held by our employees, including our named executive officers, that we granted prior to our initial public offering were granted under our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”). Our Board has delegated authority to our Compensation Committee to administer the terms of our 2025 Plan, 2015 Plan, and 2009 Plan, which are collectively referred to as the Equity Plans. The Equity Plans’ provisions regarding treatment of awards upon a termination or change in control transaction are summarized below. Please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026 for a complete description of the terms of such plans.
Under the terms of the Equity Plans and the form of award agreements thereunder, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally three months, with longer periods upon terminations for death or disability), but in no event beyond the expiration of its original term.
In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take a variety of actions with respect to stock awards granted under the 2025 Plan and 2015 Plan, including arranging for their assumption, continuation or substitution; accelerated vesting; and/or termination in exchange for payment or for no payment. Under our 2009 Plan, in the event of a merger, consolidation, or sale of assets or stock of our company that results in a change of control, the plan administrator may take either of the following two actions with respect to outstanding stock awards: (1) accelerate the date of exercise of all outstanding options or (2) cancel any outstanding awards and pay to the holder an amount in cash or securities equal to the excess of the price paid to the holders of shares of common stock over the exercise price of the award.
We are not obligated to treat all stock awards under the 2025 Plan, 2015 Plan or 2009 Plan, even those that are of the same type, in the same manner. Additionally, we may provide for additional vesting and exercisability or settlement in the event of certain types of change in control transactions in an individual award agreement or in any other written agreement between us and a participant. Our named executive officers’ equity acceleration benefits are described in the section above entitled “Severance and Change in Control Benefits.”

Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer, to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
To identify our median employee, we used the following methodology:
•
To determine our total population of employees, we included all of our employees as of December 31, 2025, other than our Chief Executive Officer.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary paid in 2025, (ii) actual bonuses paid for 2025, and (iii) the value of equity awards granted in 2025 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table, excluding, in each case, our Chief Executive Officer. In making this determination, we annualized the base salary and bonus elements listed in (i) and (ii) above paid for employees (other than seasonal or temporary employees) who were employed by us for less than the entire calendar year.

•
As of December 31, 2025, our employee population consisted of 2,058 individuals, 1,880 of whom were located in the United States, 17 in Canada and 161 in Poland. Because of the limited scale of our operations in Canada, we excluded all 17 employees located in Canada for purposes of determining our “median employee” in our pay ratio calculation.

After applying the methodology described above, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2025 in accordance with the requirements of the Summary Compensation Table, resulting in an annual total compensation of $114,247.
The annual total compensation of our Chief Executive Officer in 2025, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,980,472. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 26 to 1.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our Chief Executive Officer to median employee pay ratio in making compensation decisions.
Pay Versus Performance
The following table reports the compensation of our CEO and the average compensation of the other Named Executive Officers (non-CEO NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

Year(1)	Summary Compensation Table Total for CEO(2) ($)	Compensation “Actually Paid” to CEO(3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(2) ($)	Average Compensation “Actually Paid” to Non-CEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based on:			Net Income ($ in thousands)(5)	SaaS and License Revenue(6)
					Company Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return — Nasdaq Composite(4) ($)	Peer Group Total Shareholder Return — S&P Tech Software(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	2,980,472	1,150,315	1,842,872	984,684	49.32	180.33	149.20	131,628	689,397
2024	3,029,015	2,216,416	2,137,660	1,684,255	58.77	149.83	141.15	122,513	631,198
2023	2,437,575	4,607,821	2,236,629	3,404,619	62.46	116.47	114.32	80,340	569,200
2022	2,628,068	(1,979,284)	1,862,471	182,761	47.83	81.21	72.45	55,631	520,377
2021	3,613,596	1,586,343	2,220,484	1,494,706	81.98	121.39	112.39	51,175	460,372

(1)
The CEO and non-CEO NEOs for reported years 2021 through 2024 were as follows: Stephen Trundle (PEO); Steve Valenzuela, Jeffrey Bedell, Daniel Kerzner, and Daniel Ramos (Non-CEO NEOs). For the reported year 2025, the Non-CEO NEOs also included Kevin Bradley.

(2)
The 2025 Summary Compensation Table totals reflected are as reported for the CEO and the average of the non-CEO NEOs for each of 2025, 2024, 2023, 2022, and 2021.

(3)
Compensation Actually Paid: The dollar amounts reported in columns (c) and (e) represent the amount of compensation “actually paid” to the CEO and the average amount of compensation “actually paid” to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The following table details the applicable adjustments that were made to the CEO’s and the Non-CEO NEOs’ total compensation for each year to determine the compensation “actually paid” (all amounts are averages for the Non-CEO NEOs other than the CEO). For purposes of determining the compensation “actually paid,” no value was included for the pension benefit adjustments, because the Company does not provide such benefits to the NEOs (including the CEO).

			Equity Award Adjustments
Year	Executives	Reported Summary Compensation Table (SCT) Total ($)	Stock Awards Deducted from SCT Total (a) ($)	Stock Awards Added to Compensation “Actually Paid” ($)	Stock Option Awards Deducted from SCT Total ($)	Stock Option Awards Added to Compensation “Actually Paid” ($)	Total Compensation “Actually Paid” ($)
		(a)	(b)	(c)	(d)	(e)
2025	CEO	2,980,472	1,423,500	702,150	994,471	(114,336)	1,150,315
	Non-CEO NEOs	1,842,872	849,812	474,408	419,768	(63,016)	984,684
2024	CEO	3,029,015	1,675,500	1,460,700	887,244	289,445	2,216,416
	Non-CEO NEOs	2,137,660	1,030,433	893,247	454,713	138,493	1,684,255
2023	CEO	2,437,575	1,287,500	2,384,300	669,076	1,742,522	4,607,821
	Non-CEO NEOs	2,236,629	791,813	1,427,147	788,953	1,321,608	3,404,619
2022	CEO	2,628,068	1,477,500	(921,300)	718,568	(1,489,984)	(1,979,284)
	Non-CEO NEOs	1,862,471	908,663	(375,779)	368,266	(27,003)	182,761
2021	CEO	3,613,596	2,062,750	1,042,650	1,090,846	83,693	1,586,343
	Non-CEO NEOs	2,220,484	1,134,513	562,481	499,971	346,226	1,494,706

(4)
The Company’s TSR and the Company’s Peer Group TSRs reflected in these columns for each applicable fiscal year are determined based on the value of an initial fixed investment of $100 on December 31, 2020. The Peer Group TSRs represent the TSR of the Nasdaq Composite Index and the S&P Tech Software Index, which are the industry peer groups used for purposes of Item 201(e) of Regulation S-K.

(5)
Represents, in thousands, the amount of net income (loss), reflected in the Company’s audited financial statements for the year indicated.

(6)
The Company has identified SaaS and License Revenue as our company-selected measure, as it represents the most important financial measure used to link compensation actually paid to the CEO and the non-CEO NEOs in 2025 to the Company’s performance.

Relationship Between Pay and Performance: Compensation Actually Paid versus Company Performance
The relationship between compensation actually paid and the Company’s financial performance over the four-year period shown in the tables above is shown in the tables below.

Tabular List of Financial Performance Measures
The Company considers the following to be the most important financial performance measures it uses to link actual compensation paid to its NEOs, for 2025, to Company performance. We do not currently use any other metrics, performance or otherwise, in our incentive compensation plans but may incorporate other metrics in the future.
•
SaaS and license revenue

•
Adjusted EBITDA

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board by our non-employee directors during the year ended December 31, 2025. Mr. Trundle serves as our Chief Executive Officer in addition to being a director but does not receive any additional compensation for his service as a director and accordingly, he is not included in the table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Donald Clarke	60,000	144,978	—	204,978
Rear Admiral (Ret.) Stephen Evans	45,000	144,978	9,858(4)	199,836
Cecile Harper	45,000	144,978	—	189,978
Timothy McAdam	82,500	144,978	—	227,478
Darius G. Nevin	70,000	144,978	—	214,978
Timothy J. Whall	55,000	144,978	—	199,978
Simone Wu	47,500	144,978	—	192,478

(1)
This column reflects the service retainer amounts paid to each director in 2025 in accordance with the Non-Employee Director Compensation Policy (Cash Compensation) described below.

(2)
This column reflects the aggregate grant date fair value of all restricted stock units granted during fiscal 2025 computed in accordance with ASC Topic 718. The grant date fair value of each restricted stock unit is measured based on the closing price of our shares of our common stock on the date of grant and assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock units are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 19, 2026.

(3)
The table below shows the aggregate number of shares underlying outstanding stock awards and unexercised option awards (all such options are fully vested) outstanding for each of our non-employee directors as of December 31, 2025:

Name	Stock Awards (#)	Option Awards (#)
Donald Clarke	2,510	—
Rear Admiral (Ret.) Stephen Evans	2,510	—
Cecile Harper	2,510	—
Timothy McAdam	2,510	—
Darius G. Nevin	2,510	36,000
Timothy J. Whall	2,510	—
Simone Wu	2,510	—

(4)
Represents reimbursed equipment expenses related to an Alarm.com security system in the amount of $9,858, which includes a tax gross-up payment of $4,259.

Non-Employee Director Compensation Policy
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for non-employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non- employee director compensation program. Such assessment includes benchmarking of our current director compensation against the same peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy for the ensuing calendar year.
Non-Employee Director Compensation Policy
Our Board has adopted a director compensation policy for non-employee directors, which was most recently amended by the Board in September 2023 upon recommendation by the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation.
Cash Compensation
Under our policy, each non-employee director, other than Mr. McAdam, receives an annual board service retainer of $40,000, and Mr. McAdam, as Chairman of our Board, will receive an annual board service retainer of $65,000. The members of our Nominating and Corporate Governance Committee receive an annual service retainer of $5,000, the members of our Audit Committee receive an annual service retainer of $15,000 and the members of our Compensation Committee receive an annual service retainer of $7,500. In addition, the chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receives an annual committee chair service retainer of $20,000, $15,000 and $10,000, respectively.
The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears during the first 30 days of the first month following the end of each calendar quarter in which the board service occurs. If the director joins our Board at a time other than the first day of a calendar quarter, he or she will be entitled to the cash compensation set forth above beginning with the calendar quarter following the date he or she joins our Board.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive nonqualified stock options and/or restricted stock unit awards under our 2025 Plan. In 2025 and in recent years, all equity compensation provided to our non-employee directors has been in the form of restricted stock unit awards.
Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date. Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.
Initial Award
Each non-employee director who is newly elected or appointed to our Board is eligible to receive an initial grant of restricted stock unit awards. The amount and vesting schedule of such initial award is in the Board’s discretion.
Annual Award
Each continuing non-employee director will automatically be granted an annual restricted stock unit award on the business day following our annual meeting of stockholders with a grant date fair value of $145,000; provided that no annual award will be granted to a non-employee director in the same calendar year that such person received his or her initial award. The grant date fair value shall be converted into the number of shares underlying the award based on the closing price of our common stock on the date of grant. This annual restricted stock unit award will vest in full on the day immediately preceding the date of the next year’s annual meeting of stockholders, provided that the applicable non-employee director remains a director as of such vesting date.

Non-Employee Director Stock Ownership Guidelines
In 2018, the Compensation Committee adopted stock ownership guidelines for our non-employee directors, under which each non-employee director is expected to accumulate a number of shares of our common stock with value equal the lesser of (i) three times his or her annual cash retainer for Board service or (ii) 2,500 shares of our common stock. Our non-employee directors are expected to satisfy the stock ownership guidelines within five years from the adoption of the guidelines (or the individual’s date of joining the Board, if later). As of March 31, 2026, all of our non-employee directors were in compliance with the stock ownership guidelines except for Ms. Harper, who was appointed a director effective May 16, 2024 and thus has until 2029 to comply with the guidelines pursuant to the phase-in period. Shares underlying unvested restricted stock units and unexercised stock options are not counted for purposes of meeting our stock ownership guidelines; accordingly, until Ms. Harper’s initial grants of restricted stock unit awards vest, such awards are not considered subject to the stock ownership guidelines. The Compensation Committee adopted the stock ownership guidelines based on input and analysis from Compensia regarding market practices and best practices related to non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan(1)	1,085,612	54.00	—
2025 Equity Incentive Plan(2)	11,500	55.96	10,774,498
2015 Employee Stock Purchase Plan(3)	—	—	1,831,595
Total	1,097,112		12,606,093

(1)
After the adoption of the 2025 Plan on June 4, 2025, no further grants were made under our 2015 Plan.

(2)
The number of shares of common stock reserved for issuance under the 2025 Plan is equal to (i) the unused portion of the shares reserved for issuance under the 2015 Plan as of the date of the 2025 annual meeting, less (ii) the number of shares subject to awards granted under the 2025 Plan through December 31, 2025, plus (iii) the number of shares subject to awards that expired, were forfeited, or otherwise terminated in full during that period.

(3)
The number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,500,000 shares or (iii) such lesser number of shares determined by our Board. The Board declined to increase the share reserve pursuant to this “evergreen” feature for each year from 2020 through 2025.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.
For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
In considering related person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Except as described below, there have been no transactions since January 1, 2025 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Registration Rights Agreement
We are a party to an amended and restated registration rights agreement with certain stockholders that are or are affiliated with certain of our executive officers or directors, including entities affiliated with Stephen Trundle and Daniel Ramos in their individual capacity. The amended and restated registration rights agreement, among other things, grants these stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of preferred stock previously held by them.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our

Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. Accordingly, a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Alarm.com Holdings, Inc. Direct your written request to Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102, or call (877) 389-4033. Stockholders who currently receive multiple copies of Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Daniel Ramos
Corporate Secretary
April 23, 2026
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Alarm.com Holdings, Inc., Attn: Corporate Secretary, 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102.

ALARM.COM HOLDINGS, INC.Mr AB SampleSample StreetSample TownSampleshire, XXX XXXPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or telephone.Vote Your Proxy on the Internet:Go to www.fcrvote.com/ALRMHave your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote Your Proxy by Phone:Call 1-866-402-3905Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.Vote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.As a stockholder of Alarm.com Holdings, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm, Eastern Time, on June 2, 2026.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ttALARM.COM HOLDINGS, INC.ANNUAL MEETING OF STOCKHOLDERSJUNE 3, 2026 AT 9:00 A.M. EASTERN DAYLIGHT TIMETHIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS OF ALARM.COM HOLDINGS, INC.The undersigned hereby appoints Stephen Trundle and Kevin Bradley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Alarm.com Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.Please check here if you plan to attend the Annual Meeting. oThis proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Signature_____________________________________________________Date_________________________________________________________Title__________________________________________________________Signature (Joint Owners)______________________________________NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.Address Change:(If you noted any Address Changes above, please mark box.) oCONTROL NUMBERCONTROL NUMBERMr AB SampleSample StreetSample TownSampleshire, XXX XXX

Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.FORo AGAINSTo ABSTAIN oProposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.FORo AGAINSTo ABSTAIN oPlease mark your votes like this Proposal 1: To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.NOMINEES:FORAGAINSTABSTAIN(1) Donald Clarkeooo(2) Rear Admiral (Ret.) Stephen Evansooo(3) Cecile Harperooo(4) Timothy McAdamooo(5) Darius G. Nevinooo(6) Stephen Trundleooo(7) Timothy J. Whallooo(8) Simone WuoooThe Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1, and “FOR” Proposals 2 and 3.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ttImportant Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held on June 3, 2026:The Proxy Statement and Annual report are available at:https://web.viewproxy.com/alrm/2026